Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following registration statements on Form S-3 of our report dated February 24, 2017, relating to the consolidated financial statements and financial statement schedules of Hartford Life Insurance Company (the “Company”) appearing in this Annual Report on Form 10-K of Hartford Life Insurance Company for the year ended December 31, 2016.

Form S-3 Registration Nos.
333-214334
333-214335
333-214336
333-214337
333-214338
333-214339

/s/ DELOITTE & TOUCHE LLP
Hartford, Connecticut
February 24, 2017

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